UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2023

Date of Report (Date of earliest event reported)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 South Saunders Rd., Suite 300

Lake Forest, IL 60045

(Address of principal executive offices) (Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Sravan Emany to the Board of Directors

Effective November 14, 2023, the Board of Directors (the “Board”) of Assertio Holdings, Inc. (the “Company”) increased the size of the Board from six to seven members, pursuant to the Company’s Bylaws, and appointed Sravan Emany to the Board, to fill the vacancy created by the increase in the number of directors. In connection with his appointment to the Board, Mr. Emany was appointed as a member of the Audit Committee of the Board.

Mr. Emany, 46, has served as Senior Vice President and Chief Financial Officer of Ironwood Pharmaceuticals, a Nasdaq listed healthcare company, since December 2021. Prior to joining Ironwood, Mr. Emany served as Corporate Vice President, Commercial Excellence and Chief Strategy Officer of Integra LifeSciences Holdings Corporation, a publicly traded global healthcare company, from March 2020 until December 2021 and as Vice President of Strategy, Treasury and Investor Relations from February 2018 to March 2020. Prior to Integra, Mr. Emany served in various mergers and acquisitions investment banking roles at Bank of America and BofA Securities (formerly Bank of America Merrill Lynch) from September 2008 to February 2018, culminating in his service as managing director in the mergers and acquisitions group where he led numerous mergers and acquisitions in the healthcare sector. Mr. Emany also served in various other financial roles, including with Goldman Sachs Group and Morgan Stanley. The Board considered Mr. Emany's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Financial Management; Mergers and Acquisitions; Corporate Strategy; and Corporate Management. Mr. Emany holds a B.A. in international relations from The Johns Hopkins University and an M.A. in international relations and international economics from The Johns Hopkins School of Advanced International Studies.

In connection with his service on the Board, Mr. Emany is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2023. The Company has also entered into its standard form of indemnification agreement with Mr. Emany.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2023	ASSERTIO HOLDINGS, INC.

	By:	/s/ Daniel A. Peisert
	Name:	Daniel A. Peisert
	Title:	President and Chief Executive Officer